Exhibit 5.1

EATON & VAN WINKLE LLP
3 Park Ave, 16th Floor
New York, New York 10016

April 30, 2013

Air Industries Group, Inc.
1479 North Clinton Avenue
Bay Shore, New York 11706

      Re:   Registration Statement on Form S-1

Gentlemen:

      We have acted as special counsel to Air Industries Group, Inc., a Delaware corporation (the Company"), in connection with the filing of a Registration Statement on Form S-1 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission"), with respect to the registration under the Securities Act of 1933, as amended (the "Act"), of 1,918,780 shares (the "Shares")of the Company's common stock, $.001 par value (the "Common Stock"), of which 293,787 shares (the "Option Shares").are issuable upon exercise of stock options (the “Stock Options”) granted under the Company’s 2010 Equity Incentive Plan (the "Plan").

      In our capacity as special counsel in connection with the registration of the foregoing securities, we have reviewed such documents and records of the Company as we have deemed reasonably necessary to enable us to express an opinion on the matters covered hereby, including, but not limited to, certain agreements relating to the authorization, issuance, registration and sale of such securities and copies of resolutions of the Company's board of directors authorizing the issuance of such securities and their registration pursuant to the Registration Statement.

      In rendering this opinion, we have (a) assumed (i) the genuineness of all signatures on all documents examined by us, (ii) the authenticity of all documents submitted to us as originals, and (iii) the conformity to original documents of all documents submitted to us as photostatic or conformed copies and the authenticity of the originals of such copies and (b) relied on (i) certificates of public officials and (ii) as to matters of fact, those statements and representations in the documents delivered to us in connection herewith made by, and certificates of, officers and representatives of the Company, which for purposes of this opinion we have assumed are true and complete. We have made no other independent investigation or inquiry with respect to any such factual matters. To the extent it may be relevant to the opinions expressed herein, we have assumed that the documents submitted to us have been duly authorized, executed and delivered by, and constitute the legal, valid and binding obligations of, all necessary parties other than the Company.

      Based upon the foregoing, we are of the opinion that the Shares have been validly issued and are fully paid and non-assessable except that the Option Shares will be validly issued, fully paid and non-assessable when issued in accordance with the terms of the Stock Options and the Plan.

      We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours, /s/ Eaton & Van Winkle LLP